Exhibit 10.1

MARKET CENTER SERVICE AGREEMENT
Contract Identification MC11987

This Market Center Service Agreement (MC Service Agreement) is entered into by Great Lakes Gas Transmission Limited Partnership (Transporter) and TRANSCANADA GAS STORAGE USA INC. (Shipper).

WHEREAS, Shipper has requested Transporter to provide Market Center Services and Transporter represents that it is willing to provide such Market Center Services under the terms and conditions of this MC Service Agreement.

NOW, THEREFORE, Transporter and Shipper agree that the terms below constitute the Market Center Services to be provided and the rights and obligations of Shipper and Transporter.

1.	EFFECTIVE DATE: February 27, 2009

2.	CONTRACT IDENTIFICATION: MC11987

3.	RATE SCHEDULE: MC

4.	SHIPPER TYPE: Other

5.	STATE/PROVINCE OF INCORPORATION: Delaware

6.	TERM: March 01, 2009 to October 31, 2009, and then month to month thereafter unless terminated by either party, upon a minimum of 30 days written notice.

7.	EFFECT ON PREVIOUS CONTRACTS: This Agreement supersedes, cancels and terminates, as of the effective date stated above, the following contract(s): N/A

8.	MAXIMUM DAILY QUANTITY (Dth/Day):

Begin Date	End Date	Point(s) of Primary Receipt	Point(s) of Primary Delivery	MDQ
03/01/2009	10/31/2009	All Locations	All Locations	500,000

9.	MAXIMUM QUANTITY (Dth): N/A

10.	RATES:

Unless Shipper and Transporter have agreed to a rate other than the maximum rate, rates shall be Transporter's maximum rates and charges plus all applicable surcharges in effect from time to time under the applicable Rate Schedule (as stated above) on file with the Commission unless otherwise agreed to by the parties in writing. Provisions governing a rate other than maximum shall be set forth in this Paragraph 10 and/or on Appendix A hereto.

The actual rate(s) to be charged on any particular Gas Day shall be posted on Great Lakes’ Web Site in accordance with Section 4.1 of Rate Schedule MC of Great Lakes’ FERC Gas Tariff, Second Revised Volume No 1. Shipper’s nomination for service under Rate Schedule MC shall evidence Shipper’s acceptance of the actual rate(s) to be charged for the service being nominated and shall obligate Shipper to pay all charges calculated using those rates as applied to quantities scheduled.

11.	POINTS OF RECEIPT AND DELIVERY:
Shipper may nominate any receipt or delivery point on Transporter’s system as a Market Center Point under this rate schedule.

12.	INCORPORATION OF TARIFF INTO AGREEMENT:

This MC Service Agreement shall incorporate and in all respects be subject to the "General Terms and Conditions" and Rate Schedule MC set forth in Transporter's FERC Gas Tariff, Second Revised Volume No. 1, as may be revised from time to time. Transporter may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or provisions set forth in Rate Schedule MC and the "General Terms and Conditions" in Transporter's FERC Gas Tariff, Second Revised Volume No. 1, and Transporter shall have the right to place such changes in effect in accordance with the NGA, and this MC Service Agreement shall be deemed to include such changes and any such changes which become effective by operation of law and Commission Order, without prejudice to Shipper's right to protest the same.

13.	MISCELLANEOUS:

No waiver by either party to this MC Service Agreement of any one or more defaults by the other in the performance of this MC Service Agreement shall operate or be construed as a waiver of any continuing or future default(s), whether of a like or a different character.

Any controversy between the parties arising under this MC Service Agreement and not resolved by the parties shall be determined in accordance with the laws of the State of Michigan.

14.	OTHER PROVISIONS:

It is agreed that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Partner, agent, management official or employee of the Transporter or any director, officer or employee of any of the foregoing, for any obligation of the Transporter arising under this MC Service Agreement or for any claim based on such obligation and that the sole recourse of Shipper under this MC Service Agreement is limited to assets of the Transporter.

Upon termination of this MC Service Agreement, Shipper's and Transporter's obligations to each other arising under this MC Service Agreement, prior to the date of termination, remain in effect and are not being terminated by any provision of this MC Service Agreement.

Pursuant to Subsection 2.1(I) of Rate Schedule MC, failure by Shipper to comply with notice from Transporter to remove and/or return Gas within the time frame specified may result in the termination of Shipper’s MC Service Agreement.

15.
NOTICES AND COMMUNICATIONS:
All notices and communications with respect to this MC Service Agreement shall be in writing and sent to the addresses stated below or at any other such address(es) as may be designated in writing:

ADMINISTRATIVE MATTERS Great Lakes Gas Transmission Limited Partnership 5250 Corporate Drive Troy, MI 48098 Attn: Transportation Services	TRANSCANADA GAS STORAGE U.S.A. INC. 450 1st Street SW Calgary, AB T2P 5H1 Canada Att: Mike Speed

PAYMENT BY ELECTRONIC TRANSFER Great Lakes Gas Transmission Limited Partnership Citibank, NA, New York, NY ABA No: 021000089 Account No: 3076-5207	TRANSCANADA GAS STORAGE U.S.A. INC. Att:

AGREED TO BY: GREAT LAKES GAS TRANSMISSION LIMITED PARTNERSHIP By: Great Lakes Gas Transmission Company	TRANSCANADA GAS STORAGE U.S.A. INC.

Operator and Agent for Great Lakes Gas Transmission Limited Partnership

By: /s/ Joseph E. Pollard	By: /s/ Brandon Anderson
Joseph E. Pollard Title: Director, Transportation Services	Brandon Anderson Title: Vice President, Gas Storage

By: /s/ Karl Johannson Karl Johannson Title: Sr. Vice President, Power Commercial